UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2005

HEALTH SCIENCES GROUP, INC.

(Exact name of registrant specified in charter)

Delaware	333-51628	91-2079221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Howard Hughes Center 6080 Center Drive, 6th Floor Los Angeles, CA 90045
(Address of principal executive offices and zip code)
(310) 242-6700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions .

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendment to Certificate of Incorporation and Bylaws

On July 14, 2005 the Company completed a reincorporation in Delaware through the merger of Health Sciences Group, Inc. (a Colorado corporation) into HSG Merger, Inc. (a Delaware corporation).   The reincorporation was approved by the shareholders of each corporation.

The reincorporation effects a change in the legal domicile of the Company.  It will not result in any change in the Company's business, management, employees, fiscal year, assets, liabilities or location of its offices.

Pursuant to the Agreement and Plan of Merger between Health Sciences Group Inc. and HSG Merger, Inc. each share of common stock of Health Sciences Group, Inc. was automatically converted into a share of common HSG Merger, Inc. The outstanding preferred stock of Health Sciences Group, Inc. likewise converted into preferred stock of HSG Merger, Inc. with identical terms.  The Certificate of Incorporation and Bylaws of HSG Merger, Inc. became the Certificate of Incorporation of the Company.  Pursuant to the Agreement and Plan of Merger HSG Merger, Inc. changed its name to Health Sciences Group, Inc.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits:

Exhibit

Number

Description

2.1

Agreement and Plan of Merger of Health Sciences Group, Inc. into HSG Merger, Inc.

2.2

Statement of Merger of Health Sciences Group, Inc. into HSG Merger, Inc.

3.1

Certificate of Incorporation of HSG Merger, Inc.

3.2

Bylaws of HSG Merger, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Sciences Group, Inc.

Date: July 25, 2005

By:  _Fred E. Tannous

Fred E. Tannous

Chief Executive Officer

 (Duly Authorized Officer)

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